Exhibit 10.1
Amendment No. 4
to
Second Amended and Restated Loan Agreement
Among
Certain Lenders,
HSBC Bank USA, National Association, As Administrative Agent
And
MOOG INC.
     This Amendment No. 4 dated as of June 26, 2009 (“Amendment”) to the Second Amended and Restated Loan Agreement dated as of October 25, 2006, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto dated as of March 30, 2007, as of July 27, 2007 and as of March 14, 2008, respectively (collectively, the “Agreement”) is entered into by and among MOOG INC., a New York business corporation (“Borrower”), certain lenders which are currently parties to the Agreement (“Lenders”), and HSBC BANK USA, NATIONAL ASSOCIATION, a bank organized under the laws of the United States of America, as administrative agent for the Lenders (“Administrative Agent”).
RECITALS
     A. Borrower has requested, and Administrative Agent and the Lenders have agreed to make certain modifications to the Agreement, including but not limited to, revising the definitions of Alternate Base Rate and Consolidated EBITDA, modifying the matrix used to determine the Applicable Margin and the Applicable Commitment Fee Rate, changing certain of the Financial Covenants and establishing a new financial covenant, changing the current restrictions on subordinate Indebtedness, designating foreign exchange contracts that will benefit from the Collateral and the Guaranty, and making certain other clarifying modifications, all as set forth in this Amendment.
     B. The Borrower and each of the Guarantors will benefit from the modifications set forth herein.
     C. The Administrative Agent and the Lenders are agreeable to the foregoing to the extent set forth in this Amendment and subject to each of the terms and conditions stated herein.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, and of the loans or other extensions of credit heretofore, now or hereafter made by the Lenders, to, or for the benefit of the Borrower and its Subsidiaries, the parties hereto agree as follows:
     1. Definitions. Except to the extent otherwise specified herein, capitalized terms used in this Amendment shall have the same meanings specified in the Agreement.
     2. Modifications to the Agreement.
          (a) The matrix set forth in the existing definition of “Applicable Commitment Fee Rate” set forth in Section 1.1 is deleted and the following new matrix is added in its place:

Level	Leverage Ratio	Commitment Fee
1	Greater than 3.50 to 1.0	50 bps
2	> 3.25 to 1.0 but ≤ 3.50 to 1.0	35 bps
3	> 2.75 to 1.0 but ≤ 3.25 to 1.0	35 bps
4	> 2.25 to 1.0 but ≤ 2.75 to 1.0	30 bps
5	> 1.75 to 1.0 but ≤ 2.25 to 1.0	25 bps
6	> 1.25 to 1.0 but ≤ 1.75 to 1.0	20 bps
7	≤ 1.25 to 1.0	20 bps
          (b) The matrix set forth in the existing definition of “Applicable Margin” set forth in Section 1.1 is deleted and the following new matrix is added in its place:

Level	Leverage Ratio	ABR Option	Libor Rate Option
1	Greater than 3.50 to 1.0	200 bps	300 bps
2	> 3.25 to 1.0 but ≤ 3.50 to 1.0	150 bps	250 bps
3	> 2.75 to 1.0 but ≤ 3.25 to 1.0	125 bps	225 bps
4	> 2.25 to 1.0 but ≤ 2.75 to 1.0	100 bps	200 bps
5	> 1.75 to 1.0 but ≤ 2.25 to 1.0	75 bps	175 bps
6	> 1.25 to 1.0 but ≤ 1.75 to 1.0	50 bps	150 bps
7	≤ 1.25 to 1.0	0%	100 bps

          (c) The existing definitions of “ABR” or “Alternate Base Rate”, “Consolidated EBITDA” “Designated Hedge Agreement” and “Hedge Agreement” set forth in Section 1.1 are deleted and the following new definitions are added in their place:
“ABR” or “Alternate Base Rate” — for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (i) the Prime Rate, (ii) the Federal Funds Effective Rate from time to time in effect plus 0.5%, or (iii) the 30-Day Libor Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the 30-Day Libor Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the 30-Day Libor Rate, respectively.

“Consolidated EBITDA” — for any period, an amount equal to (i) the sum of the amounts for such period of (A) Consolidated Net Income, (B) Consolidated Interest Expense, (C) provisions for taxes based on income, (D) total depreciation expense, (E) total amortization expense, (F) other non-cash items reducing Consolidated Net Income and (G) non-cash stock related expenses minus (ii) other non-cash items increasing Consolidated Net Income for such period plus (iii) any restructuring charges incurred in calendar year 2009 not to exceed $17,000,000, to the extent deducted in computing Consolidated Net Income. Notwithstanding anything to the contrary in this definition, for purposes of computing the Leverage Ratio, Net Senior Debt Ratio and the Interest Coverage Ratio hereunder, or in connection with any pro-forma calculation required by this Agreement, the term “Consolidated EBITDA” shall be computed, on a consistent basis, to reflect purchases and acquisitions by Permitted Acquisition or otherwise made by Borrower and the Subsidiaries during the relevant period as if they occurred at the beginning of such period, and Borrower, during the twelve (12) month period following the date of any such acquisition may include in the calculation hereof the necessary portion of the adjusted historical results of the entities acquired in acquisitions that were achieved prior to the applicable date of the acquisition for such time period as is necessary for Borrower to have figures on a trailing four fiscal quarter basis from the date of determination with respect to such acquired entities.

“Designated Hedge Agreement” — any Hedge Agreement to which Borrower or any of its Subsidiaries is a party and as to which a Lender is a counterparty, so that such Lender, to the extent of such Lender’s credit exposure under such Hedge

Agreement, will be entitled to share in the benefits of any Guaranty and the Security Documents to the extent any such Guaranty and Security Documents include obligations under Designated Hedge Agreements in the obligations secured or guarantied thereby.
“Hedge Agreement” — an interest rate swap, cap or collar agreement, or any arrangement similar to any of the foregoing between Borrower and any Lender relating to any Indebtedness under this Agreement, each as providing for the transfer or mitigation of interest rate risk either generally or under specific contingencies, or any foreign currency exchange agreement or similar arrangement between Borrower or any of its Subsidiaries and any Lender, each as providing for the transfer or mitigation of foreign currency risk either generally or under specific contingencies.
          (d) In Section 1.1 entitled “Definitions”, the following new definitions are added in the appropriate alphabetical locations:
“30-Day LIBOR Rate” — the reserve adjusted rate of interest per annum determined by the Administrative Agent to be applicable to a 30-day interest period appearing on Reuters Screen LIBOR01 Page or such other substitute page that displays such rate or another alternate source selected by the Administrative Agent to determine such rate in an amount approximately equal to the amount of the applicable ABR Loan.
“Amendment No. 4” — the Amendment No. 4 dated as of June 26, 2009 by and among Borrower, the Administrative Agent and the Lenders, amending this Agreement.

“Consolidated Net Senior Debt” — as of any date of determination, Indebtedness (other than Subordinated Indebtedness) of the Borrower and all Subsidiaries (determined on a Consolidated Basis without duplication in accordance with GAAP) less aggregate net cash balances of Borrower and all Subsidiaries.

“Net Senior Debt Ratio” — as of any date of determination, the ratio of (i) Consolidated Net Senior Debt as of the last day of the fiscal quarter of Borrower ending on the date of determination, to (ii) Consolidated EBITDA for the four consecutive fiscal quarters then ended.

“Subordinated Indebtedness” — at a particular date, without duplication, any Indebtedness for which the Borrower or any

Subsidiary is directly and primarily liable that is expressly subordinated in right of payment to the payment of all Indebtedness of the Borrower incurred under and in compliance with the terms of the Credit Agreement and the Loan Documents on a basis substantially equivalent to the subordination under the Current Indentures (as defined in section 7.1(f) hereof).
          (e) Section 5.2(c) entitled “Reporting Requirements” is revised to replace the existing period at the end thereof with a comma, and to add “and 6.5” at the end of such subsection.
          (f) Section 6.3 entitled “Leverage Ratio” is deleted and the following is added in its place:
“6.3 Leverage Ratio. Assure that as of the end of each fiscal quarter of Borrower ending after the date of Amendment No. 4, the Leverage Ratio does not exceed 4.0 to 1.0.”
          (g) A new Section 6.5 entitled “Net Senior Debt Ratio” is added as follows:
“6.5 Net Senior Debt Ratio. Assure that as of the end of each fiscal quarter of Borrower ending after the date of Amendment No. 4, the Net Senior Debt Ratio does not exceed 2.75 to 1.0.”
          (h) The existing Section 7.1(e) entitled “Other Indebtedness” is deleted and replaced with the following:
“(e) Other Indebtedness. Other secured or unsecured Indebtedness of the Borrower and its Subsidiaries to the extent not permitted by any of the foregoing clauses and clause (f) below, provided that (i) no Default or Event of Default shall then exist or immediately after incurring any of such Indebtedness will exist, (ii) the Borrower and any Subsidiary shall be in compliance with the financial covenants set forth in Sections 6.1, 6.2, 6.3 and 6.5 both immediately before and after giving pro forma effect to the incurrence of such Indebtedness, and (iii) the aggregate principal amount of all such other Indebtedness outstanding at any time shall not exceed $100,000,000; and provided further, that the aggregate principal amount of all such other Indebtedness outstanding at any time which is secured Indebtedness shall not exceed $75,000,000.”
          (i) In Section 7.1 entitled “Indebtedness”, a new Subsection (f) is added as follows:
“(f) Additional Subordinated Indebtedness. Unsecured Subordinated Indebtedness (in addition to the Indebtedness under the Subordinated Indenture and the Second Subordinated

Indenture (collectively, the “Current Indentures”)) on terms and conditions not materially more restrictive than under the Current Indentures or otherwise acceptable to the Administrative Agent and provided that (i) no Default or Event of Default is then in existence or would be caused by the issuance of such additional Subordinated Indebtedness, (ii) no principal payments under such additional Subordinated Indebtedness shall be due prior to six months after the scheduled maturity date of the Notes and (iii) in the indenture or other document pursuant to which the additional Subordinated Indebtedness is issued, all Indebtedness under and in compliance with the terms of this Agreement is denominated and defined as “Senior Debt” and “Designated Senior Debt” as in the Current Indentures (or terms similar thereto and approved by the Administrative Agent).”
          (j) In Section 7.3 entitled “Investments and Guaranty Obligations”, a new clause (iv) is added to subsection (c) as follows:
“or (iv) of a Foreign Subsidiary (which is not a Guarantor) or a Non-Material Subsidiary (which is not a Guarantor) in any other Foreign Subsidiary or Non-Material Subsidiary, made in the ordinary course of business”
          (k) In Section 7.3 entitled “Investments and Guaranty Obligations”, the following provision is added at the end of subsection (e) thereof,
“provided, however, Investments made by the Borrower or any Subsidiary in a Subsidiary for the sole purpose of funding the consideration for a Permitted Acquisition, whether in one or more series of related transactions, shall not be considered Investments for the purposes of calculating such amount, but rather shall be included in the calculation of the amount of total consideration for such Permitted Acquisition under Section 7.8(c) (iv) hereof.”
          (l) In Section 7.4 entitled “Restricted Payments”, the following clause (iii) is added to subsection (b) as follows:
“or (iii) any Non-Material Subsidiary may declare and pay or make Restricted Payments to any other Non-Material Subsidiary.”
          (m) In Section 7.4 entitled “Restricted Payments”, the existing subsection (d)(ii) is deleted and replaced with the following:
"(ii) the Borrower will be in compliance with the financial covenants set forth in Sections 6.1, 6.2, 6.3, 6.4 and 6.5 after giving pro forma effect to each such cash dividend and stock repurchase.”

          (n) In Section 7.5 entitled “Limitation on Certain Restrictive Agreements”, the following phrase is added at the end of clause (ix) thereof:
“restrictions contained in any indenture or other document pursuant to which any additional Subordinated Indebtedness permitted under Section 7.1(f) is issued, and”
          (o) In Section 7.8 entitled “Consolidation, Merger, Acquisitions, Asset Sales, etc.”, subsection (c) is revised to delete the existing clause (i)(B) thereof and add the following in its place:
"(B) immediately prior to contracting for or consummating such acquisition, Borrower is in compliance with Sections 6.1, 6.2, 6.3 and 6.5 of this Agreement (collectively, the “Financial Covenants”) and Borrower can demonstrate based on pro-forma projections that Borrower will be in compliance with the Financial Covenants upon and after consummation of such acquisition,”
          (p) In Section 8.1 entitled “Events of Default”, the existing subsection (n) is deleted and the following is added in its place:
"(n) Second Subordinated Indenture and Other Subordinated Indebtedness. If any event of default shall occur under the Second Subordinated Indenture or any agreement evidencing any other Subordinated Indebtedness, or any Indebtedness under this Agreement shall fail to be senior to any Indebtedness under the Second Subordinated Indenture or any other Subordinated Indebtedness.”
          (q) In Section 8.4 entitled “Application of Certain Payments and Proceeds”, the following provision is added at the end thereof:
“Notwithstanding the foregoing, Designated Hedge Agreements shall be excluded from the application above if the Administrative Agent has not received written notice thereof from the applicable Lender prior to any such application of payments and amounts.”
          (r) The existing Exhibit E (form of Compliance Certificate) is deleted and replaced by Exhibit E to this Amendment.
     3. Reaffirmations.
          3.1 Reaffirmation of Borrower. The Borrower has executed and delivered the Amended and Restated General Security Agreement dated as of October 25, 2006 as amended, in favor of Administrative Agent (“Borrower GSA”). Borrower hereby reaffirms, ratifies and confirms the execution and delivery and all of the terms and provisions of the Borrower GSA, and agrees that the Borrower GSA remains in full force and effect, is a legal, valid and binding obligation of Borrower and that the obligations secured thereunder include, without limitation, all Indebtedness under the Agreement including, without limitation, Designated Hedge Agreements, as such term has been modified by this Amendment.
          3.2 Reaffirmation of Guarantors. The Guarantors a party hereto have executed and delivered the Amended and Restated General Security Agreement dated as of October 25, 2006, as amended and supplemented, in favor of the Administrative Agent (“Guarantor GSA”) and the Amended and Restated Continuing, Absolute and Unconditional Guaranty dated as of October 25, 2006, as amended and supplemented, in favor of the Administrative Agent (the “Guaranty”). By their signatures hereto, each Guarantor hereby reaffirms, ratifies and confirms the execution and delivery and all of the terms and provisions of, as applicable, the Guarantor GSA and the Guaranty, and agrees that the Guarantor GSA and the Guaranty remain in full force and effect, are legal, valid and binding obligations of such Guarantor and that any guaranty, pledge or grant of security contained therein extends to, and guaranties or provides security for, any and all Indebtedness under the Agreement including, without limitation, Designated Hedge Agreements, as such term has been modified by this Amendment.
     4. Limitation on Modifications. The foregoing modifications are only applicable and shall only be effective in the specific instance and for the specific purpose for which made, are expressly limited to the facts and circumstances referred to herein, and shall not operate as (i) a waiver of, or consent to non-compliance with any other provision of the Agreement or any other Loan Document, (ii) a waiver or modification of any right, power or remedy of either the Administrative Agent or any Lender under the Agreement or any Loan Document, or (iii) a waiver or modification of, or consent to, any Event of Default or Default under the Agreement or any Loan Document.
     5. Conditions Precedent. The effectiveness of each and all of the modifications contained in this Amendment is subject to the satisfaction, in form and substance satisfactory to the Administrative Agent, of each of the following conditions precedent:
          5.1 Documentation. The parties hereto shall have duly executed and delivered to the Administrative Agent seventeen (17) duplicate original signature pages to this Amendment.
          5.2 No Default. As of the effective date of this Amendment, no Default or Event of Default shall have occurred and be continuing.
          5.3 Representations and Warranties. The representation and warranties contained in Section 6 hereof and in the Agreement shall be true correct and complete as of the effective date of this Amendment as though made on such date, unless they specifically speak as of another date.
          5.4 Fees. Payment by the Borrower to each Lender which timely consents to, and executes and delivers its signature pages to, this Amendment of an amendment fee equal to 10 basis points on such Lender’s Commitment, and the payment by the Borrower to the Administrative Agent of any fees and expenses of the Administrative Agent in connection herewith as provided herein or in any other agreement between the Borrower and Administrative Agent.
          5.5 Other. The Administrative Agent shall have received such other approvals or documents as any Lender through the Administrative Agent may reasonably request, and all legal matters incident to the foregoing shall be satisfactory to the Administrative Agent and its counsel.
     6. Representations and Warranties of Borrower. The Borrower hereby represents and warrants as follows:
          6.1 Each of the representations and warranties set forth in the Agreement is true, correct, and complete on and as of the date hereof as though made on the date hereof, unless they specifically speak as of another date, and the Agreement, as modified by this Amendment, and each of the other Loan Documents remains in full force and effect.
          6.2 As of the date hereof, there exists and will exist no Default or Event of Default under the Agreement or any other Loan Document, and no event which, with the giving of notice or lapse of time, or both, would constitute a Default or Event of Default.
          6.3 The execution, delivery and performance by the Borrower of this Amendment is within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not, and will not, (i) contravene the Borrower’s certificate of incorporation or by-laws, (ii) violate any law, including without limitation the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any rule, regulation (including Regulations T, U or X of the Board of Governors of the Federal Reserve System) order, writ, judgment, injunction, decree, determination or award, and (iii) conflict with or result in the breach of, or constitute a default under, any material contract, loan agreement, mortgage, deed of trust or any other material instrument or agreement binding on the Borrower or any Subsidiary or any of their properties or result in or require the creation or imposition of any lien upon or with respect to any of their properties.
          6.4 This Amendment has been duly executed and delivered by the Borrower and the Guarantors and is the legal, valid and binding obligation of each of them, enforceable against the Borrower and each of the Guarantors in accordance with its terms.
          6.5 No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery or performance by the Borrower and the Guarantors of this Amendment or any other agreement or document related hereto or contemplated hereby to which the Borrower or any of the Guarantors is or is to be a party or otherwise bound, or (ii) the exercise by the Administrative Agent or any Lender of its rights under the Agreement as modified by this Amendment. The Agreement, as modified by this Amendment, constitutes the “Credit Agreement” under the Subordinated Indenture and the Second Subordinated Indenture.

     7. Other.
          7.1 The Borrower agrees to pay all out-of-pocket expenses of the Administrative Agent in connection with the negotiation, preparation and execution of this Amendment including the reasonable fees and disbursements of counsel to the Administrative Agent.
          7.2 This Amendment may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement.
          7.3 This Amendment shall be governed by and construed under the internal laws of the State of New York, as the same may be from time to time in effect, without regard to principles of conflicts of laws.
[Signature Pages Follow]

     The parties hereto have caused this Amendment to be duly executed as of the date shown at the beginning of this Amendment.

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender, the Swingline Lender and an Issuing Bank
By:
	Name:	Robert J. McArdle
	Title:	First Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as Administrative Agent
By:
	Name:	Robert J. McArdle
	Title:	First Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY, as Syndication Agent and as a Lender
By:
	Name:	Mark E. Hoffman
	Title:	Vice President

BANK OF AMERICA, N.A., as Co-Documentation Agent and as a Lender
By:
	Name:	Thomas C. Lillis
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as Co-Documentation Agent and as a Lender
By:
	Name:	Michael E. Wolfram
	Title:	Vice President

Signature Page to Amendment No. 4 to Moog Second Amended and Restated Loan Agreement

CITIZENS BANK OF PENNSYLVANIA, as a Lender and as an Issuing Bank
By:
	Name:	Edward J. Kloecker Jr.
	Title:	Senior Vice President

BANK OF TOKYO-MITSUBISHI UFJ TRUST COMPANY, as a Lender
By:
	Name:	Maria Iarriccio
	Title:	Vice President

SOCIETE GENERALE, as a Lender
By:
	Name:	Milissa Goeden
	Title:	Director

WELLS FARGO BANK, N.A., as a Lender
By:
	Name:	Thomas J. Grys
	Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:
	Name:	Wallace G. Clements
	Title:	Vice President

Signature Page to Amendment No. 4 to Moog Second Amended and Restated Loan Agreement

COMERICA BANK, as a Lender
By:
	Name:	Mark Skrzwnski
	Title:	Commercial Banking Officer

NATIONAL CITY BANK, as a Lender
By:
	Name:	Susan J. Dimmick
	Title:	Senior Vice President

FIFTH THIRD BANK, as a Lender
By:
	Name:	Jim Janovsky
	Title:	Vice President

NORTHERN TRUST, as a Lender
By:
	Name:	Ashish S. Bhagwat
	Title:	Vice President

FIRST NIAGARA BANK
By:
	Name:	Penny S. Hokanson
	Title:	Vice President

Signature Page to Amendment No. 4 to Moog Second Amended and Restated Loan Agreement

MOOG INC., as the Borrower
By:
	Name:	Timothy P. Balkin
	Title:	Treasurer

Each of the following as Guarantors:

FLO-TORK, INC.
CURLIN MEDICAL INC.
MOOG EUROPE HOLDINGS I LLC
MOOG EUROPE HOLDINGS II LLC
ZEVEX, INC.
VIDEOLARM, INC.
QUICKSET INTERNATIONAL, INC.
CSA ENGINEERING, INC.

By:
	Name:	Timothy P. Balkin
	Title:	Treasurer

Signature Page to Amendment No. 4 to Moog Second Amended and Restated Loan Agreement

EXHIBIT E
COMPLIANCE CERTIFICATE
     The undersigned hereby certifies to the Administrative Agent and the Lenders, in accordance with the terms of a Second Amended and Restated Loan Agreement, dated as of October 25, 2006, among Moog Inc., HSBC Bank USA, National Association as Administrative Agent, for itself, the Lenders and other lending institutions and issuing banks now or hereafter parties thereto, as the same may have been and may hereafter be, amended, supplemented, renewed, restated, replaced or otherwise modified from time to time (“Agreement”), that:
A. General
     1. Capitalized terms not defined herein shall have the meanings set forth in the Agreement.
     2. Borrower has complied in all material respects with all the terms, covenants and conditions to be performed or observed by it contained in the Agreement and the Loan Documents, there exists no Event of Default or Default under the Agreement and there exists no Material Adverse Effect.
     3. The representations and warranties contained in the Agreement, in any Loan Document to which the Borrower is a party and in any certificate, document or financial or other statement furnished at any time thereunder are true, correct and complete in all material respects with the same effect as though such representations and warranties had been made on the date hereof, except to the extent that any such representation and warranty relates solely to an earlier date (in which case such representation and warranty shall be true, correct and complete on and as of such earlier date).
     4. The Indebtedness outstanding under the Agreement constitutes Senior Debt and Designated Senior Debt under, and as defined in, the Subordinated Indenture and the Second Subordinated Indenture (collectively, the “Current Indentures”), and the Agreement constitutes the “Credit Agreement” thereunder.
     5. If this Compliance Certificate is being executed and delivered by the undersigned upon or following the effectiveness of any subordinated indenture entered into by Borrower or any Subsidiary after the date of Amendment No. 4, the Indebtedness outstanding under the Agreement constitutes Senior Debt and Designated Senior Debt under, and as defined in, such subordinated indenture, and the Agreement constitutes the “Credit Agreement” thereunder (or if any such terms are not so defined in such subordinated indenture, such outstanding Indebtedness shall have a status under such subordinated indenture substantially equivalent to the status applicable to such terms under the Current Indentures.

B. Financial Covenants
     1. As of the date hereof or, for such period as may be designated below, the computations, ratios and calculations asset forth below, are true and correct:

(a)	Covenant 6.1. Minimum Consolidated Net Worth as of ______, 20___:

	Required Amount	$600.0 Million

(b)	Covenant 6.2. Interest Coverage Ratio.

	(i)	Consolidated EBITDA	$______

	(ii)	Consolidated Capital Interest Expense	$______

	(iii)	Ratio of (i) to (ii)	______to 1.0

		Required Ratio	3.0 to 1.0

(c)	Covenant 6.3. Leverage Ratio.

	(i)	Consolidated Net Debt	$______

	(ii)	Consolidated EBITDA	$______

	(iii)	Ratio of (i) to (ii)	______to 1.0

		Required Ratio	4.0 to 1.0

(d)	Covenant 6.4. Consolidated Capital Expenditures.

		Consolidated Capital Expenditures	$______

		Required Amount	$100.0

(e)	Covenant 6.5. Net Senior Debt Ratio

	(i)	Consolidated Net Senior Debt	$______

	(ii)	Consolidated EBITDA	$______

	(iii)	Ratio of (i) to (ii)	______to 1.0

		Required Ratio	2.75 to 1.0

     IN WITNESS WHEREOF, the undersigned, a Responsible Officer of the Borrower, has executed and delivered this certificate on behalf of the Borrower on ______, 20___.

MOOG INC.
By:
Name:
Title: